                                                                    EXHIBIT 10.2


                          SECURITIES PURCHASE AGREEMENT

                                   dated as of

                                 March 19, 1998

                                      among

                               IMPSAT CORPORATION,

                        PRINCES GATE INVESTORS II, L.P.,

            MORGAN STANLEY GLOBAL EMERGING MARKETS PRIVATE INVESTMENT

                                  FUND, L.P.,

         MORGAN STANLEY GLOBAL EMERGING MARKETS PRIVATE INVESTORS, L.P.,

                            PGI INVESTMENTS LIMITED,

                                GREGOR VON OPEL,

                             INVESTOR INVESTMENTS AB

                                       and

                            JONESBORO FINANCIAL INC.

                                TABLE OF CONTENTS

                                                                                Page

                                    ARTICLE I

                                   DEFINITIONS
           SECTION 1.01. Definitions.............................................  2

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

           SECTION 2.01.  Commitment to Purchase.................................  6
           SECTION 2.02.  The Closing............................................  6

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

           SECTION 3.01.  Organization, Standing, Etc............................  7
           SECTION 3.02.  Authorization; Non-Contravention.......................  7
           SECTION 3.03.  Binding Effect.........................................  8
           SECTION 3.04.  Capitalization and Voting Rights.......................  8
           SECTION 3.05.  Subsidiaries...........................................  9
           SECTION 3.06.  Related Party Transactions.............................  9
           SECTION 3.07.  Registration Rights.................................... 10
           SECTION 3.08.  Litigation, Proceedings; No Defaults................... 10
           SECTION 3.09.  Disclosure............................................. 10
           SECTION 3.10.  Offering............................................... 11
           SECTION 3.11.  Investment Company..................................... 11
           SECTION 3.12.  Governmental Regulation................................ 11
           SECTION 3.13.  Solicitation; Access to Information.................... 11
           SECTION 3.14.  Financial Information.................................. 11
           SECTION 3.15.  Compliance with ERISA.................................. 11
           SECTION 3.16.  Foreign Benefit Plans.................................. 13
           SECTION 3.17.  Taxes.................................................. 13
           SECTION 3.18.  Authorization to Do Business........................... 14
           SECTION 3.19.  Absence of Certain Changes............................. 14
           SECTION 3.20.  Properties............................................. 16
           SECTION 3.21.  Internal Controls...................................... 16
           SECTION 3.22.  Employees; Employee Compensation....................... 16

           SECTION 3.23.  No Undisclosed Material Liabilities.................... 17
           SECTION 3.24.  Material Contracts..................................... 17
           SECTION 3.25.  Intellectual Property.................................. 17
           SECTION 3.26.  Environmental Compliance............................... 18
           SECTION 3.27.  Insurance.............................................. 19
           SECTION 3.28.  Termination of STET Shareholders' Agreement............ 19
           SECTION 3.29.  Payments Outside of the Ordinary Course................ 19
           SECTION 3.30.  Compliance Program..................................... 19
           SECTION 3.31.  Nature of Operations................................... 19

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF NEWCO

           SECTION 4.01.  Organization........................................... 20
           SECTION 4.02.  Authority; No Other Action............................. 20
           SECTION 4.03.  No Contravention....................................... 20
           SECTION 4.04.  Binding Effect......................................... 20
           SECTION 4.05.  No Defaults............................................ 20
           SECTION 4.06.  Private Placement...................................... 21
           SECTION 4.07.  Title.................................................. 21

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

           SECTION 5.01.  Organization........................................... 21
           SECTION 5.02.  Authority; No Other Action............................. 21
           SECTION 5.03.  No Contravention....................................... 22
           SECTION 5.04.  Binding Effect......................................... 22
           SECTION 5.05.  No Defaults............................................ 22
           SECTION 5.06.  Private Placement...................................... 22

                                   ARTICLE VI

                         CONDITIONS PRECEDENT TO CLOSING

           SECTION 6.01.  Conditions to Newco's Obligations...................... 23

           SECTION 6.02.  Conditions to the Issuer's Obligations................. 26
           SECTION 6.03.  Integration Services................................... 26

                                   ARTICLE VII

                                  MISCELLANEOUS

           SECTION 7.01.  Notices................................................ 26
           SECTION 7.02.  No Waivers; Amendments................................. 27
           SECTION 7.03.  Indemnification........................................ 28
           SECTION 7.04.  Survival of Provisions................................. 28
           SECTION 7.05.  Expenses; Documentary Taxes............................ 28
           SECTION 7.06.  Successors and Assigns................................. 29
           SECTION 7.07.  New York Law........................................... 29
           SECTION 7.08.  Counterparts; Effectiveness............................ 29
           SECTION 7.09.  Limitation on Issuance of Series A Stock............... 29
           SECTION 7.10.  Entire Agreement....................................... 29
           SECTION 7.11.  Remedies............................................... 29
           SECTION 7.12.  Jurisdiction........................................... 29

                                    SCHEDULES

           Schedule 3.02 Consents and Approvals
           Schedule 3.04(a)   Authorized and Outstanding Capital Stock
           Schedule 3.04(b)   Voting Agreements
           Schedule 3.05 Subsidiaries
           Schedule 3.06 Related Party Transactions
           Schedule 3.08(a)   Litigation and Proceedings
           Schedule 3.19 Material Changes
           Schedule 3.20 Liens
           Schedule 3.21 Employees; Employee Compensation
           Schedule 3.24 Material Contracts

                                    EXHIBITS

           Exhibit A  -   Form of Securityholders Agreement
           Exhibit B  -   Form of Opinion of United States Counsel to the Issuer and Newco
           Exhibit C  -   Form of Opinion of United States Regulatory Counsel to the Issuer
                          and IMPSAT U.S.A., Inc.
           Exhibit D  -   Form of Opinion of British Virgin Islands Counsel to Newco
           Exhibit E  -   Form of Opinion of Irish Counsel to Nevasa Holdings Ltd.
           Exhibit F  -   Form of Opinion of Argentine Counsel to the Issuer
           Exhibit G  -   Form of Opinion of General Counsel to Corporacion IMPSA S.A.
           Exhibit H  -   Form of Opinion of Colombian Counsel to the Issuer
           Exhibit I  -   Form of Opinion of Ecuadorian Counsel to the Issuer
           Exhibit J  -   Form of Opinion of Mexican Counsel to the Issuer
           Exhibit K  -   Form of Opinion of Venezuelan Counsel to the Issuer
           Exhibit L  -   Form of Opinion of Brazilian Counsel to the Issuer
           Exhibit M  -   Charter
           Exhibit N  -   Bylaws
           Exhibit O  -   Certificate of Designations
           Exhibit P  -   Form of Non-Competition and Non-Solicitation Agreement
           Exhibit Q  -   Form of Letter Agreement

                          SECURITIES PURCHASE AGREEMENT

            AGREEMENT dated as of March 19, 1998 among IMPSAT Corporation, a Delaware corporation (the "Issuer"), Jonesboro Financial Inc., a wholly-owned subsidiary of Nevasa Holdings Ltd. and a corporation incorporated under the laws of the British Virgin Islands ("Newco"), and Princes Gate Investors II, L.P., a Delaware limited partnership ("Princes Gate"), Morgan Stanley Global Emerging Markets Private Investment Fund, L.P., a Delaware limited partnership ("MSGEM"), and Morgan Stanley Global Emerging Markets Private Investors, L.P. ("Private Investors"), and the other purchasers listed on the signature pages hereof (such purchasers, together with Princes Gate, Private Investors and MSGEM, the "Purchasers").

            WHEREAS, pursuant to a Note Purchase Agreement (the "Note Purchase Agreement") dated the date hereof among Newco, Nevasa Holdings Ltd. and Princes Gate, Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), PGI Investments Limited, Gregor von Opel and Investor Investments AB (together, the "Note Purchasers"), Newco has issued, and the Note Purchasers have purchased, notes (the "Notes") for an aggregate purchase price of $125 million;

            WHEREAS, pursuant to the Note Purchase Agreement, Newco has used the funds received from the sale of the Notes to purchase all of the shares of capital stock owned by STET International Netherlands NV of the Issuer (the "IMPSAT Common Stock") and of IMPSAT S.A. (the "IMPSAT S.A. Common Stock" and, together with the IMPSAT Common Stock, the "STET Common Stock");

            WHEREAS, immediately following the acquisition of the STET Common Stock Newco shall contribute the IMPSAT S.A. Common Stock to the Issuer and shall exchange the IMPSAT Common Stock for the Securities (as defined below); and

            WHEREAS, on the Closing Date, Newco shall (i) transfer Securities having an aggregate liquidation preference of $25 million to MSGEM and Private Investors for an aggregate purchase price of $25 million, (ii) transfer Securities having an aggregate liquidation preference of $100 million to Princes Gate, PGI Investments Limited, Gregor von Opel and Investor Investments AB in satisfaction of its obligations to such Note Purchasers under such Note Purchasers' Notes and (iii) repay MSDWD the amount of $25 million in satisfaction of its obligations to MSDWD under its Note.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

            "Affiliate" and "Affiliated" have the meanings assigned to such terms in the Securityholders Agreement.

            "Balance Sheet" means the audited consolidated balance sheet of the Issuer and its Combined Subsidiaries as of December 31, 1997.

            "Balance Sheet Date" means December 31, 1997.

            "Bylaws" means the Bylaws of the Issuer in the form attached as Exhibit N hereto.

            "Certificate of Designations" means the Certificate of Designations in the form of Exhibit O hereto relating to the Securities and to be filed with the Secretary of State of Delaware.

            "Charter" means the Certificate of Incorporation of the Issuer, as amended as of the Closing Date, in the form attached as Exhibit M hereto.

            "Combined Subsidiary" means, at any applicable date, any subsidiary or other entity the accounts of which would be consolidated with those of the Issuer in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles in the United States.

            "Common Stock" means the Class A Common Stock, par value $1.00 per share, of the Issuer.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

            "Existing Stockholders" means (i) Mr. Enrique Pescarmona, Mr. Roberto Vivo Chaneton and Mr. Ricardo Verdaguer, (ii) any Person that owns an equity interest in Nevasa Holdings Ltd. or the Issuer and of which a majority of the equity interests are owned, directly or indirectly, by any one or more of the Persons named in clause (i) or any of their Affiliates, (iii) Nevasa Holdings Ltd., (iv) Corporacion IMPSA, S.A., (v) Militello Limited and (vi)

Rotling International Corporation.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including, without limitation, pursuant to capital leases, but excluding trade payables due within the succeeding 90 days) or representing any hedging obligations, if and to the extent any of the foregoing indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles in the United States, and also includes, to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and keep-well and reimbursement agreements in respect thereof) of any obligations of any other Person.

            "Lien" means any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind. For the purposes of this Agreement, any Person shall be deemed to own subject to any Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Material Adverse Change" means a material adverse change, or any event, occurrence, state of circumstances or facts or development involving a prospective material adverse change, in the business, operations, assets, condition (financial or otherwise), results of operations, properties, assets, value or prospects of the Issuer and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect, or any event, occurrence, state of circumstances or facts or development involving a prospective material adverse effect, on the business, operations, assets, condition (financial or otherwise), results of operations, properties, assets, value or prospects of the Issuer and its Subsidiaries taken as a whole.

            "Note Purchase Agreement" means the Note Purchase Agreement among Newco, Nevasa Holdings Ltd. and the Note Purchasers dated the date hereof.

            "Permitted Liens" means any Lien consisting of any one or more of the following:

            (i)    Liens for current taxes not yet delinquent;

            (ii) Liens imposed by law and imposed in the ordinary course of business for obligations not yet delinquent to carriers, warehousemen, laborers, materialmen and the like;

            (iii) Liens in respect of pledges or deposits made pursuant to workers' compensation laws or similar legislation;

            (iv) minor defects in title, none of which, individually or in the aggregate, materially and adversely affects the Issuer's ability to Transfer or use the subject asset or property;

            (v) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; or

            (vi) any Lien that replaces any of the preceding Liens; provided that the maximum commitment in case of a credit or revolving loan, or maximum principal amount in case of a term loan, of Indebtedness secured by the replacing Lien does not exceed the maximum commitment or principal amount of Indebtedness secured by such existing Lien at the time of replacement unless any excess amount (as new Indebtedness or otherwise) would not otherwise require the consent of, or is approved by, the holders of the Securities pursuant to the Certificate of Designations.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or any other entity or organization, whether or not a legal entity, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

            "Regulation D" means Regulation D under the Securities Act, as amended.

            "Securities" means the Series A Stock.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

            "Securityholders Agreement" means the Securityholders Agreement, dated as of March 19, 1998 among the Issuer, the Purchasers, PG Investors II, Inc., as agent, and the other parties signatory thereto, substantially in the form attached as Exhibit A hereto.

            "Series A Stock" means the Issuer's Convertible Preferred Stock, Series A, having the rights, preferences and privileges set forth in the Certificate of Designations.

            "Subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of (i) the economic interest in the assets, earnings or cash flow or (ii) the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

            "Transfer" means any transfer, in whole or in part, by sale, pledge assignment, grant or other means.

            (b) Each of the following terms is defined in the Section opposite such term:

      Term                                                   Section
      ----                                                   -------
      Benefit Arrangement                                       3.15
      Closing                                                   2.02
      Closing Date                                              2.02
      Code                                                      3.15
      Damages                                                   7.03
      ERISA                                                     3.15
      ERISA Group                                               3.15
      Hazardous Substance                                       3.26
      Indemnified Person                                        7.03
      Intellectual Property                                     3.25
      Rights
      Multiemployer Plan                                        3.15
      Plan                                                      3.15
      Pre-Closing Tax Period                                    3.17
      Returns                                                   3.17
      Tax                                                       3.17
      Taxing Authority                                          3.17
      Transactions                                              2.01

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

            SECTION 2.01. Commitment to Purchase. Subject to the terms and conditions hereinafter stated, upon the basis of the representations and warranties of Newco, the Purchasers and the Issuer herein contained and subject to the issuance of Notes to the Note Purchasers, each of the following parties agrees to perform the following transactions (such transactions, including the issuance of the Notes to the Note Purchasers, collectively referred to herein as the "Transactions"):

            (i) Newco agrees to use the funds received from the sale of the Notes to purchase the STET Common Stock from STET International Netherlands NV;

            (ii) Newco agrees to transfer the IMPSAT Common Stock and to contribute the IMPSAT S.A. Common Stock to the Issuer;

            (iii)  the Issuer agrees to issue the Securities to Newco;

            (iv) Newco agrees to transfer Securities having an aggregate liquidation preference of $25 million to MSGEM and Private Investors in consideration of a cash payment of $25 million by MSGEM and Private Investors;

            (v) Newco agrees to repay $25 million to MSDWD in satisfaction of Newco's obligations to MSDWD under its Note; and

            (vi) Newco agrees to transfer Securities having an aggregate liquidation preference of $100 million to Princes Gate, PGI Investments Limited, Gregor von Opel and Investor Investments AB in satisfaction of its obligations to such Note Purchasers under such Note Purchasers' Notes.

            SECTION 2.02. The Closing. (a) The consummation of the Transactions (the "Closing") shall take place at the offices of Shearman & Sterling at 10:00 a.m. on the date hereof or on such other date and at such other location as the Issuer, Newco and the Purchasers shall agree. The date and time of the Closing are referred to herein as the "Closing Date."

            (b) At the Closing, the Issuer shall deliver to Newco, against the transfer of the IMPSAT Common Stock described in subsection (c)(i) below, certificate(s) evidencing 25,000 shares of Series A Stock, in definitive form and registered in the name of the Purchasers.

            (c) At the Closing, Newco shall deliver to (i) the Issuer, certificates evidencing the IMPSAT Common Stock and the IMPSAT S.A Common Stock duly endorsed for transfer, (ii) MSGEM, a certificate evidencing shares of Series A Stock having an aggregate liquidation preference of $25 million against payment therefor in immediately available funds of $25 million, (iii) Princes Gate, PGI Investments Limited, Gregor von Opel and Investor Investments AB, in satisfaction of its obligations to such Note Purchasers under their Notes, shares of Series A Stock having an aggregate liquidation preference of $100 million against delivery of evidence of cancellation of such Note Purchasers' Notes and (iv) MSDWD, the amount of $25 million against delivery of evidence of cancellation of its Note.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

            The Issuer represents and warrants to each of Newco and the Purchasers as follows:

            SECTION 3.01. Organization, Standing, Etc. (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as conducted to date and as currently proposed to be conducted. The Charter and Bylaws are true and complete copies of the certificate of incorporation and bylaws of the Issuer that will be in effect immediately following the Closing.

            (b)    Except for those Subsidiaries designated as inactive on
Schedule 3.05, each of the Issuer's Subsidiaries is a corporation duly incorporated, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently proposed to be conducted. The Issuer has heretofore delivered to the Purchasers true and complete copies of the certificate of incorporation and bylaws or similar documents of each of its Subsidiaries designated as active on Schedule 3.05 as in effect as of the Closing.

            SECTION 3.02. Authorization; Non-Contravention. The execution, delivery and performance by the Issuer of each of this Agreement, the Certificate of Designations and the Securityholders Agreement, the issuance, delivery and performance by the Issuer of the Securities and the amendment to the Charter effected by the filing of the Certificate of Designations are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the Certificate of Designations with the Secretary of State of Delaware and as may be required under federal or state securities laws in connection with the registration obligations of the Issuer contained in the Securityholders Agreement) and do not
(i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order, decree, agreement or other instrument binding upon or applicable to the Issuer or any of its Subsidiaries, (ii) contravene or constitute a default under the Charter or Bylaws or the charter or bylaws of any of the Issuer's Subsidiaries, (iii) except for such consent or approval as has been obtained or as set forth on Schedule 3.02, require any consent, approval or other action by any other Person (other than any securities regulatory authority or securities exchange or inter-dealer quotation system in connection with the registration obligations of the Issuer contained in the Securityholder Agreement) or (iv) result in the creation or imposition of any Lien on any asset of the Issuer or any of its Subsidiaries.

            SECTION 3.03. Binding Effect. Except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, each of this Agreement and the Securityholders Agreement constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, and each of the Securities, when issued and delivered by the Issuer in accordance with this Agreement, shall constitute a valid and binding obligation of the Issuer, enforceable in accordance with its terms.

            SECTION 3.04. Capitalization and Voting Rights. (a) As of the Closing Date, the authorized capital stock and the issued and outstanding shares of capital stock of the Issuer will each be as set forth on Schedule 3.04(a). As of the Closing Date, all of such issued and outstanding shares of capital stock of the Issuer (including the Series A Stock) will have been validly issued, will be fully paid and nonassessable, and will be free of any Liens (other than such Liens on the Series A Stock imposed as a result of any transaction entered into by the Purchasers) or claims (contingent or otherwise) and are not the subject of any pledge; the holders thereof will not be entitled to any preemptive or other similar rights. As of the Closing Date, except as set forth on Schedule 3.05, all of the issued and outstanding shares of capital stock of each Subsidiary of the Issuer will be owned by the Issuer free of any Liens. As of the Closing Date, 68,000,000 shares of Common Stock will have been duly authorized and reserved for issuance in connection with the conversion of the Securities and no more than 4,000,000 shares of Common Stock will have been reserved for issuance in connection with the exchange, conversion or exercise of other securities of the Issuer. Correct and complete copies of the Issuer's stock option or incentive plans, agreements or arrangements each of which has been adopted by the Board of Directors of the Issuer prior to the date hereof, and as in effect on the date hereof, have been delivered to the Purchasers prior to the date hereof. All shares of Common Stock to be issued upon conversion of the Securities will be duly authorized and validly issued, fully paid and nonassessable and free of any Liens or encumbrances (other than any such Liens imposed as a result of any transaction entered into by the Purchasers). Except as set forth on Schedule 3.05, upon the consummation of the Closing, there will be outstanding no securities of the Issuer and no securities convertible into or exchangeable for, or options or other rights to acquire from the Issuer, or other obligations of the Issuer to issue, directly or indirectly any shares of capital stock of the Issuer.

            (b)    Except as contemplated by the Transactions or as set forth on
Schedule 3.04(b) or any other schedule attached hereto, (y) neither the Issuer nor any of its Subsidiaries is a party or subject to any agreement or understanding that affects or relates to the voting or giving of consents with respect to any security or the voting by any director of the Issuer or of its Subsidiaries and (z) there are no agreements or other arrangements among any persons or entities owning equity interests in the Issuer, Nevasa Holdings Ltd. or Corporacion IMPSA S.A.

            (c) The outstanding shares of Common Stock have been duly and validly issued, and are fully paid and nonassessable and all outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Issuer or any of its Affiliates of any shares of its capital stock have been granted in accordance with the registration provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

            SECTION 3.05. Subsidiaries. Except as set forth on Schedule 3.05, the Issuer does not own or control, directly or indirectly, any interest in any other Person, and the Issuer is not a direct or indirect participant in any joint venture, partnership or similar arrangement.

            SECTION 3.06. Related Party Transactions. (i) Except as set forth on
Schedule 3.06, no officer or director of the Issuer or any Subsidiary or relative of any such officer or director is indebted to the Issuer or any Subsidiary, nor is the Issuer or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them and none of the Issuer or any Subsidiary is indebted (or committed to make loans or extend or guarantee credit) to any shareholder of the Issuer or any family member of any shareholder or any Affiliate of such a shareholder or family member, nor is any such shareholder, family member or Affiliate indebted (or committed to make loans or extend or guarantee credit) to the Issuer or any Subsidiary; (ii) except as set forth on Schedule 3.06, except for investments in publicly traded equity securities of Persons purchased for investment purposes only and which investments represent less than 5% of the outstanding equity securities of such Persons or as contemplated by Section 3.06, to the Issuer's knowledge, none of such persons has any direct or indirect ownership interest in, or is employed by or a consultant to or director or officer of, any Person with which the Issuer is Affiliated or with which the Issuer has a business relationship, or any Person that competes with the Issuer; and (iii) except as set forth on any Schedule hereto, no officer or director of the Issuer or any Subsidiary or any relative of any such officer or director is, directly or indirectly, interested in any transaction or series of related transactions, or contracts or series of related contracts, with the Issuer or any of its

Subsidiaries that relate to, or have an annual value of, $50,000 or more.

            SECTION 3.07. Registration Rights. Except as may be required pursuant to the Securityholders Agreement, neither the Issuer nor any of its Subsidiaries is obligated to register under the Securities Act or the Exchange Act any of its currently outstanding securities or any of its securities that may subsequently be issued.

            SECTION 3.08. Litigation, Proceedings; No Defaults. (a) Except as specified on Schedule 3.08(a), there is no action, suit or proceeding pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of its Subsidiaries or any of their respective assets before any court or arbitrator or any governmental body, agency or official in which there is a possibility of an adverse decision that could (individually or in the aggregate) result in a Material Adverse Effect or result in any material change in the current equity ownership of the Issuer or any Subsidiary, or which in any manner draws into question the validity or enforceability of any portion of this Agreement, the Securityholders Agreement, the Certificate of Designations, the Charter, the Securities or any of the transactions contemplated hereby or thereby. The foregoing includes, without limitation, any such action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Issuer's or any Subsidiary's employees, such employees' use in connection with the Issuer's or any Subsidiary's business of any information or techniques allegedly proprietary to any of such employees' former employers, the obligations of any of the Issuer's employees under any agreements with the prior employers of such employees, or negotiations by the Issuer with potential investors in the Issuer or any Subsidiary or its proposed business.

            (b) Neither the Issuer nor any of its Subsidiaries is in violation of their respective charters or bylaws (or similar organizational document) nor in violation or contravention of or in default under any provision of applicable law or regulation or of any judgment, injunction, order or decree or of any agreement or other instrument binding upon it that could reasonably be expected to result in a liability in excess of $25,000.

            SECTION 3.09. Disclosure. (a) The Issuer has provided the Purchasers with all the information available to it that the Purchasers have requested for determining whether to purchase the Securities. Neither this Agreement nor any other written statements or certificates made or delivered by the Issuer to the Purchasers in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein and therein not misleading.

            (b) The copy of the minute books of the Issuer provided to the Purchasers' counsel prior to the Closing Date contains minutes of all meetings of directors (and committees thereof) and stockholders minutes and all actions by written consent without a meeting by the directors (and committees thereof) and stockholders from January 1, 1996, to the date hereof and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes and consents.

            SECTION 3.10. Offerings. (a) Assuming the accuracy of the representations set forth in Articles IV and V hereof, the offer, transfer and issuance of the Securities to Newco as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

            (b) Assuming the accuracy of the representations set forth in Articles IV and V hereof, (i) the offer and transfer of the Securities to the Purchasers as contemplated by this Agreement and (ii) the issuance of the Common Stock to the holders of the Securities upon the conversion of such Securities in accordance with the terms thereof are, and would be, exempt from the registration requirements of the Securities Act.

            SECTION 3.11. Investment Company. The Issuer is not, and after giving effect to the sale and issuance of the Securities will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

            SECTION 3.12. Governmental Regulation. Except for the Securities Act, the Exchange Act and state securities laws, the Issuer is not subject to any federal or state or foreign law or regulation limiting its ability to issue the Securities or perform its obligations under the terms of the Securities, this Agreement or the Securityholders Agreement.

            SECTION 3.13. Solicitation; Access to Information. No form of general solicitation or general advertising was used by the Issuer or, to its knowledge, any other Person acting on its behalf, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Issuer nor any Person acting on behalf of the Issuer has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or any other similar security of the Issuer except as contemplated by this Agreement.

            SECTION 3.14. Financial Information. The balance sheet and the related consolidated statements of operations, of stockholders' equity and cash flows, as of and for the year ended December 31, 1997, fairly present, in conformity with generally accepted accounting principles in the United States, the consolidated financial position of the Issuer and its Combined Subsidiaries as of December 31, 1997 and their consolidated results of operations and cash flows for such fiscal year.

            SECTION 3.15. Compliance with ERISA and the Code. (a) For the purposes of this Section 3.15, the following terms shall have the following meanings:

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security

      Act of 1974, as amended from time to time ("ERISA") which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "ERISA Group" means the Issuer, Nevasa Holdings Ltd. and Newco and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any of them, are treated as a single employer under Section 414 of the Code.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which (a) any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (b) any former member of the ERISA Group made or accrued any obligation to make contributions during the preceding five plan years while a member of the ERISA Group.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code (the "Code") with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA that has not been satisfied in full other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 4007 of ERISA, and no event or condition has occurred or exists that could reasonably be expected to result in the incurrence of any liability under Title IV of ERISA by any member of the ERISA Group other than liability for premiums under Section 4007 of ERISA. Neither the Issuer nor any of its Subsidiaries has made any contributions to a Multiemployer Plan or a Plan. No member or former member of the ERISA Group has, while a member of the ERISA

Group and within the last five years, engaged in, or, with respect to any current members of the ERISA Group, is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code.

            SECTION 3.16. Foreign Benefit Plans. In addition to Section 3.15 above, with respect to each scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by the Issuer or Subsidiary or Affiliate that is not subject to United States law (a "Foreign Benefit Plan"):

            (i) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with generally accepted accounting practices in the applicable jurisdiction.

            (ii) The fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

            (iii) Each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

            SECTION 3.17. Taxes. The Issuer and each of its Subsidiaries: (i) has filed in accordance with all applicable laws, all Tax (as defined below) returns, statements, reports and forms (collectively, the "Returns") required to be filed with any Taxing Authority (as defined below) on or before the Closing Date with respect to any Tax period ending on or before the Closing Date ("Pre-Closing Tax Period"); (ii) will file all other Returns required to be filed when due (taking into account any extension of a required filing date);
(iii) has timely paid all material Taxes shown as due and payable on the Returns that have been filed; (iv) has not been a member of any Affiliated, consolidated, combined or unitary group other than one of which the Issuer was the common parent; and (v) is not currently under any contractual obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of "Tax." The Issuer represents further that (x) the charges, accruals and reserves for Taxes reflected on its Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover the Tax liabilities accruing through the date thereof; and (y) there is no material action, suit, proceeding, investigation, audit or claim pending or, to the knowledge of the Issuer, threatened against or with respect to it in respect of any Tax. "Tax" (and with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Issuer or any of its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Issuer or any of its Subsidiaries, as the case may be, imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of the Issuer or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an Affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Issuer or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other Person for any Pre-Closing Tax Period, and (iii) liability of the Issuer or any of its Subsidiaries for the payments of any amounts as a result of being party to any tax sharing agreement or with respect to the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person. The Issuer meets the 80-percent foreign business requirement contained in Section 861(c) of the Internal Revenue Code of 1986, as amended.

            SECTION 3.18. Authorization to Do Business. The Issuer and its Subsidiaries (i) possess all licenses, certificates, authorizations, approvals and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, excepting any certificate, authorization, approval or permit, the failure to possess which could not reasonably be expected to result in a Material Adverse Change and (ii) have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, approval or permit, nor is the Issuer or any of its Subsidiaries in violation or contravention of, or in default under, any such license, authorization, approval or permit or any decree, order or judgment applicable to the Issuer or its Subsidiaries the effect of which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.19. Absence of Certain Changes. Except as set forth on
Schedule 3.19 or Schedule 3.20, since the Balance Sheet Date, the Issuer and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practices and there has not been:

            (a)    any Material Adverse Change;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Issuer, or, other than as contemplated by the Transactions or by the Certificate of Designations, any repurchase, redemption or other acquisition by the Issuer or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Issuer or any of its Subsidiaries;

            (c) any amendment of any material term of any outstanding security of the Issuer or any of its Subsidiaries, other than as set forth in their respective charters;

            (d) any incurrence, assumption or guarantee by the Issuer or any of its Subsidiaries of any Indebtedness in excess of $5 million;

            (e) any creation or assumption by the Issuer or any of its Subsidiaries of any Lien on any material asset;

            (f) other than temporary investments of cash in the ordinary course of business, any making by the Issuer or any of its Subsidiaries of any loan, advance or capital contributions to or investment in any Person other than the Issuer or any of its wholly owned Subsidiaries, in excess of $5 million;

            (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Issuer or any of its Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

            (h) any transaction or commitment made, or any contract or agreement entered into, by the Issuer or any of its Subsidiaries relating to its assets, business or operations (including, without limitation, the acquisition or disposition of any assets) or any relinquishment by the Issuer or any of its Subsidiaries of any contract or other right, in either case, material to the Issuer and its Subsidiaries; or

            (i) any change in any method of accounting or accounting practice by the Issuer or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles in the United States.

            SECTION 3.20. Properties. The Issuer and its Subsidiaries have good and marketable title to, or in the case of leased property have valid leasehold interests in, all material property and assets (whether real or personal, tangible or intangible). None of such properties or assets is subject to any Liens, except (i) Liens disclosed or provided for on the Balance Sheet, (ii) Liens in existence on the date hereof and listed in Schedule 3.20 hereto, or (iii) Permitted Liens.

            SECTION 3.21. Internal Controls. The Issuer and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            SECTION 3.22. Employees; Employee Compensation. Except as set forth on Schedule 3.22, to the Issuer's knowledge, (i) there is no strike or material labor dispute or union organization activities pending or threatened between it or its Subsidiaries and their respective employees; (ii) none of the Issuer's or its Subsidiaries' employees belongs to any union or collective bargaining unit;
(iii) the Issuer and its Subsidiaries are in compliance with all applicable equal opportunity and other laws related to employment (except where such noncompliance with such laws would not result in a Material Adverse Effect);
(iv) no employee of the Issuer or its Subsidiaries is or will be in violation in any material respect of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Issuer or its Subsidiaries or any other party because of the nature of the business conducted or to be conducted by the Issuer or its Subsidiaries or to the use by the employee of his best efforts with respect to such business; and (v) no officer or key employee intends to terminate their employment with the Issuer or its Subsidiaries, nor does the Issuer or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing. Except as set forth in Schedule 3.22, the Issuer and its Subsidiaries are not parties to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement any of which could reasonably be expected to result in a material liability or commitment. Subject to general principles related to wrongful termination of employees and the requirements of applicable law, the employment of each officer and employee of the Issuer or its Subsidiaries not covered by an employment contract is terminable at the will of the Issuer or its Subsidiaries.

            SECTION 3.23. No Undisclosed Material Liabilities. Except as set forth in the Balance Sheet or on any Schedule hereto, there are no material liabilities or commitments of the Issuer or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a material liability or commitment.

            SECTION 3.24. Material Contracts. (a) Except for agreements, contracts, plans, leases, arrangements or commitments set forth on Schedule 3.24 and that have been provided to Princes Gate and MSGEM, neither the Issuer nor any of its Subsidiaries is a party to or subject to any agreements, contracts, indentures, plans, leases, arrangements or commitments that (i) accounted for the 10 largest (for purposes of this Section 3.24 based on revenues to the Issuer and its Subsidiaries) customer contracts with customers in Argentina; the ten largest customer contracts with customers in Colombia, the five largest customer contracts with customers in every other country (other than the United States) in which the Issuer or its Subsidiaries conducts business and the largest customer contract with customers in the United States, (ii) provide for the purchase of materials, supplies, goods, services, equipment or other assets that have an annual value in excess of $250,000, (iii) involve any partnership, joint venture or other similar arrangement or (iv) restrict the Issuer or any Subsidiary from engaging in or competing in any line of business or with any Person or in any geographic area.

            (b) Each agreement, contract, indenture plan, lease, arrangement and commitment disclosed or required to be disclosed pursuant to clause (a) above is a valid and binding agreement of the Issuer or a Subsidiary of the Issuer and is in full force and effect, and neither the Issuer, any of its Subsidiaries nor, to the knowledge of the Issuer, any other party thereto is in default in any material respect under the terms of any such agreement, contract, indenture, plan, lease, arrangement or commitment.

            SECTION 3.25. Intellectual Property. (a) The Issuer and its Subsidiaries own or have the right to use all material trademarks, service marks, trade names, inventions, patents, trade secrets, know-how, copyrights, or any other similar type of proprietary intellectual property right, registration thereof, or application for registration therefor ("Intellectual Property Rights") necessary to conduct the business of the Issuer and its Subsidiaries as currently conducted or as expected to be conducted.

            (b) The consummation of the transactions contemplated hereby will not alter or impair any of the Intellectual Property Rights or the Issuer's or any Subsidiary's interests therein. Except as set forth in Schedule 3.25, there are no pending claims against the Issuer or any Subsidiary by any Person relating to the use of any such Intellectual Property Rights or challenging or questioning the validity or effectiveness of any license or agreement relating to Intellectual Property Rights to which the Issuer or any Subsidiary is a party, and the Issuer does not know of any valid basis for any such claim; and the use of such Intellectual Property Rights by the Issuer or any Subsidiary to the Issuer's knowledge does not infringe on the rights of any Person.

            (c) To the knowledge of the Issuer, none of the Issuer's or Subsidiary's key employees is obligated under any contract or other agreement (including, without limitation, licenses, covenants, or commitments of any nature) or subject to any judgment, decree, or order of any court or administrative agency, that could interfere with the use of such employee's best efforts to promote the interests of the Issuer or that would conflict with the Issuer's business as proposed to be conducted. Neither the execution, delivery or performance of this Agreement, the Certificate of Designations or the Securityholders Agreement nor the carrying on of the Issuer's business by the key employees of the Issuer, nor the conduct of the Issuer's business will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such key employees is now obligated.

            SECTION 3.26. Environmental Compliance. (a) No notice or request for information has been issued by, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer's knowledge, threatened by any governmental or other entity with respect to (i) any alleged violation by the Issuer or any of its Subsidiaries of any environmental law, regulation or order of any governmental entity in connection with the conduct of their businesses or (ii) any alleged failure by the Issuer or any of its Subsidiaries to have any environmental permit, license or approval in connection with the conduct of their businesses.

            (b) Other than in compliance in all material respects with all applicable environmental laws, regulations or orders, (i) neither the Issuer nor any of its Subsidiaries has generated, processed, treated, sold or transported any toxic, caustic or otherwise hazardous substance, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics whether or not regulated under Federal, state, local or foreign environmental laws, regulations or orders ("Hazardous Substance") and (ii) no generation, treatment, storage, recycling, transportation, disposal or Release (as defined in 42 U.S.C. Section 9601(22)) of any Hazardous Substance has occurred at or on any property now or previously owned or leased by the Issuer or any of its Subsidiaries.

            (c) To the knowledge of the Issuer, (i) each of the Issuer and its Subsidiaries is in compliance in all material respects with all Federal, state and local and foreign environmental laws, regulations and orders and (ii) there are no liabilities of the Issuer or any of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (1) arise under or relate to matters covered by Federal, state and local and foreign environmental laws, regulations and orders, (2) relate to actions occurring or conditions existing on or prior to the Closing Date and (3) have had or could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.27. Insurance. The Issuer has in full force and effect fire and casualty insurance policies, sufficient in amount (subject to reasonable deductibles) in the Issuer's opinion to allow it to replace any of its properties that might be damaged or destroyed. The Issuer has in full force and effect insurance (including with respect to workers' compensation and personal injury) in amounts that to its knowledge are customary for companies similarly situated.

            SECTION 3.28. Termination of STET Shareholders' Agreement. The Shareholders' Agreement among Nevasa Holdings Ltd., Corporacion IMPSA S.A., Ricardo Anibal Verdaguer, Roberto Abel Vivo Chaneton and STET International Netherlands NV dated December 16, 1994 has been terminated and is no longer of any force or effect.

            SECTION 3.29. Payments Outside of the Ordinary Course. (a) No payments or inducements have been made or given, directly or indirectly, to any federal or local officials in any jurisdiction by the Issuer or by any of its Subsidiaries, to the best knowledge of the Issuer, by any of their officers, directors, employees or agents or, by any other person in connection with any opportunity, agreement, license, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or any of its Subsidiaries, including without limitation, any telecommunications license, except for such payments or inducements as were lawful under applicable written laws, rules and regulations, and (b) neither the Issuer nor any of its Subsidiaries, nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any of its Subsidiaries.

            SECTION 3.30. Compliance Program. The Issuer has taken the advice of its counsel and has adopted an ethics code pursuant to which both the Issuer and its employees are subject and is in the process of implementing a set of procedures and a policy statement regarding compliance by the Issuer and its employees with the Foreign Corrupt Practices Act of 1977.

            SECTION 3.31. Nature of Operations. Except as set forth on Schedule 3.05(b), the Issuer owns more than 50% of (i) the economic interest in the assets, earnings or cash flow and (ii) the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, of each of the entities in which it owns an equity interest. Each such entity is primarily engaged in the production or sale of a product or service other than the investment of capital, and the Issuer is primarily engaged through such entities in the production or sale of a product or service other than the investment of capital. The aggregate revenues generated by entities listed on Schedule 3.05(b) constituted no more than 5% of the consolidated revenues of the Issuer for the year ended December 31, 1997; since December 31, 1997, there has not been any material change in the percentage of revenues generated by entities.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF NEWCO

            Newco represents and warrants to the Issuer and to each of the Purchasers as follows:

            SECTION 4.01. Organization. Newco is duly organized and existing under the laws of the British Virgin Islands.

            SECTION 4.02. Authority; No Other Action. (a) The execution, delivery and performance of this Agreement and the Note Purchase Agreement are within Newco's powers and have been duly authorized on its part by all requisite corporate action.

            (b) No action by or in respect of, or filing with, any governmental authority, agency or official is required for the execution, delivery and performance by Newco of this Agreement.

            SECTION 4.03. No Contravention. The execution, delivery and performance by Newco of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate Newco's Memorandum or Articles of Association or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, which violation would (a) affect the validity of this Agreement or (b) individually or in the aggregate impair the ability of Newco to perform in any material respect its obligations under this Agreement.

            SECTION 4.04. Binding Effect. This Agreement has been duly executed by Newco and except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, constitutes a valid and binding agreement of Newco.

            SECTION 4.05. No Defaults. Newco is not in violation of its Memorandum or Articles of Association or in default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, which violation or default (i) would affect the validity of this Agreement or
(ii) would (individually or in the aggregate) impair the ability of Newco to perform in any material respect its obligations under this Agreement.

            SECTION 4.06. Private Placement. (a) Newco understands that (i) the offering and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and (ii) there is no existing public or other market for the Securities and there can be no assurance that Newco will be able to sell or dispose of such Securities purchased by Newco pursuant to this Agreement.

            (b) Newco and its advisors and representatives have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and Newco is capable of bearing the economic risks of such investment.

            SECTION 4.07. Title. Newco will, on the Closing Date, have good and marketable title to the Securities to be sold by Newco pursuant to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; Newco has full right, power and authority to sell, transfer and deliver such Securities pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as contemplated in this Agreement, the Purchasers will receive good and marketable title to the Securities purchased by them from Newco, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            Each of the Purchasers severally represents and warrants to the Issuer as follows:

            SECTION 5.01. Organization. Each of the Purchasers is duly organized and existing under the laws of its jurisdiction of organization.

            SECTION 5.02. Authority; No Other Action. (a) The execution, delivery and performance of this Agreement and the Securityholders Agreement are within each Purchaser's powers and have been duly authorized on such Purchaser's parts by all requisite partnership or corporate action, as appropriate.

            (b) No action by or in respect of, or filing with, any governmental authority, agency or official is required for the execution, delivery and performance by the

Purchasers of this Agreement and the Securityholders Agreement.

            SECTION 5.03. No Contravention. The execution, delivery and performance by each of the Purchasers of this Agreement and the Securityholders Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate such Purchaser's charter, partnership agreement, or similar document or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, which violation would (a) affect the validity of this Agreement or the Securityholders Agreement or (b) individually or in the aggregate impair the ability of such Purchaser to perform in any material respect the obligations which they have under this Agreement or the Securityholders Agreement.

            SECTION 5.04. Binding Effect. Except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, this Agreement and the Securityholders Agreement have been duly executed by each of the Purchasers and constitute valid and binding agreements of each of the Purchasers.

            SECTION 5.05. No Defaults. None of the Purchasers is in violation of its charter or partnership agreement or in default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, which violation or default (i) would affect the validity of this Agreement or the Securityholders Agreement or (ii) would (individually or in the aggregate) impair the ability of any of the Purchasers to perform in any material respect the obligations which it has under this Agreement or the Securityholders Agreement.

            SECTION 5.06. Private Placement. (a) Each of the Purchasers understands that (i) the offering and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and (ii) there is no existing public or other market for the Securities and there can be no assurance that any such Purchaser will be able to sell or dispose of such Securities purchased by such Purchaser pursuant to this Agreement.

            (b) Each of the Purchasers is an "Accredited Investor" as such term is defined in Regulation D.

            (c) Each of the Purchasers has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and each of the Purchasers is capable of bearing the economic risks of such investment.

                                   ARTICLE VI

                         CONDITIONS PRECEDENT TO CLOSING

            SECTION 6.01. Conditions to Newco's Obligations. The obligation of Newco to purchase and sell the Securities is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) each of the representations and warranties of the Issuer contained herein shall be true and correct on and as of the Closing Date;

            (b) the Issuer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date and shall not be in default under or in violation of any provisions of the Securityholders Agreement, the Charter or the Certificate of Designations;

            (c) the Securityholders Agreement shall have been executed and delivered by the parties thereto other than the Purchasers, the conditions to effectiveness to the Securityholders Agreement of each of the parties thereto other than the Purchasers shall have been satisfied and, assuming due execution and delivery by the Purchasers, the Securityholders Agreement shall be in full force and effect and all events required to occur thereunder on the Closing Date shall have occurred;

            (d) each of Newco and the Purchasers shall have received a certificate dated such Closing Date signed by an executive officer of the Issuer to the effect set forth in subsections (a), (b), (e), (g) and (v) of this Section 6.01;

            (e) the Issuer shall have obtained any and all material consents, waivers or permits necessary for the consummation of the transactions contemplated hereby;

            (f) the Purchasers' acquisition of the Securities as provided herein shall not be prohibited by any applicable law, court order or governmental regulation or any contract, agreement, document or other instrument by which any of the Purchasers is bound;

            (g) there shall not have occurred a Change of Control (as defined in the Certificate of Designations);

            (h) Newco shall have received one or more duly executed certificates representing the Securities being acquired by Newco pursuant hereto;

            (i) the Purchasers shall have received from Newco duly executed certificates representing the Securities subsequently acquired by the Purchasers, and such certificates shall have been registered in the name of the Purchasers;

            (j) the Purchasers shall have received an opinion from Arnold & Porter, United States counsel to the Issuer and Newco, dated the Closing Date substantially in the form of Exhibit B hereto;

            (k) the Purchasers shall have received an opinion from Latham & Watkins, United States regulatory counsel to the Issuer and IMPSAT U.S.A., Inc.;

            (l) the Purchasers shall have received an opinion from Dancia Penn & Co., British Virgin Islands counsel to Newco, dated the Closing Date substantially in the form of Exhibit D hereto;

            (m) the Purchasers shall have received an opinion from A&L Goodbody, Irish counsel to Newco Holdings Ltd., dated the Closing Date substantially in the form of Exhibit E hereto;

            (n) the Purchasers shall have received an opinion from Nicholson & Cano, Argentine counsel to the Issuer, dated the Closing Date substantially in the form of Exhibit F hereto;

            (o) the Purchasers shall have received an opinion of Nestor Adrian Gonzalez, General Counsel to Corporacion IMPSA S.A., dated the Closing Date substantially in the form of Exhibit G hereto;

            (p) the Purchasers shall have received an opinion from [Estudio Portocarrero & Rodriguez], Colombian counsel to the Issuer, dated the Closing Date substantially in the form of Exhibit H hereto;

            (q) the Purchasers shall have received an opinion from Estudio Perez Bustamante & Perez, Ecuadorian counsel to the Issuer, dated the Closing Date substantially in the form of Exhibit I hereto;

            (r) the Purchasers shall have received an opinion from Estudio Basham, Ringe & Correa, Mexican counsel to the Issuer, dated the Closing Date substantially in the form of Exhibit J hereto;

            (s) the Purchasers shall have received an opinion from Baumeister & Brewer, Venezuelan counsel to the Issuer, dated the Closing Date substantially in the form of Exhibit K hereto;

            (t) the Purchasers shall have received an opinion from Pinheiro Neto Advogados, Brazilian counsel to the Issuer, dated the Closing Date substantially in the form of Exhibit L hereto;

            (u) the Charter, including the Certificate of Designations, shall have been duly adopted and filed with the Secretary of State of Delaware and shall be in full force and effect;

            (v) the Purchasers shall have received all documents reasonably requested by their counsel relating to the existence of the Issuer, the corporate authority for entering into, and the validity of, this Agreement and any other matters relevant hereto and thereto, all in form and substance satisfactory to such counsel;

            (w) the Purchasers shall have completed their financial, business, operational, tax, accounting and legal due diligence relating to the Issuer and its Subsidiaries, and the results thereof shall have been satisfactory to Princes Gate and MSGEM;

            (x) in the judgment of Princes Gate (after consultation with MSGEM) there shall not have occurred any Material Adverse Change;

            (y) a purchase and sale agreement relating to the purchase by Newco of the IMPSAT Common Stock and the IMPSAT S.A. Common Stock in form and substance satisfactory to Princes Gate and MSGEM shall have been duly executed by the parties thereto and such purchase and sale shall have been consummated;

            (z) the Issuer shall have complied with all of its obligations contained in Section 7.05 of this Agreement;

            (aa) each Existing Stockholder shall have entered into a non-competition and non-solicitation agreement with the Issuer in the form of Exhibit P hereto (each such agreement, a "Non-Competition Agreement"); each Existing Stockholder, Mrs. Silvia Monica Pescarmona de Baldini and Mrs. Liliana Pescarmona de Mayo shall have entered into a letter agreement in the form of Exhibit Q hereto; and

            (bb) neither the Issuer nor any of its Subsidiaries shall be in default, nor shall there have occurred any event that is, or after notice or passage of time or both would be, an event of default, under this Agreement or any agreement to which either the Issuer or any of its Subsidiaries is a party that could reasonably be expected to result in a liability in excess of $25,000 or that has a value in excess of $25,000.

            SECTION 6.02. Conditions to the Issuer's Obligations. The obligations of the Issuer to issue and sell the Securities to Newco pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) the representations and warranties of Newco and each of the Purchasers contained herein shall be true and correct on and as of the Closing Date;

            (b) each of the Purchasers shall have performed and complied with all agreements required by this Agreement to be performed or complied with by each of the Purchasers on or prior to the Closing Date; and

            (c) the Purchasers' acquisition of the Securities shall not be prohibited by any applicable law, court order or governmental regulation or any contract, agreement, document or other instrument by which any of the Purchasers is bound.

            SECTION 6.03. Integration Services. The Issuer shall cause all of the properties, licenses, rights and other assets (collectively, the "ISI Assets") of Integration Services International Ltd. ("ISI") to be acquired (whether through the acquisition of all of the stock of ISI or otherwise) by either the Issuer or IMPSAT U.S.A., Inc. within four months after the Closing Date in exchange for payment by the Issuer to ISI of an amount not to exceed the lesser of (x) the fair market value of the ISI Assets so acquired and (y) the amount (based on book value) of capital, property and assets contributed to ISI as an equity contribution or in exchange for stock of ISI prior to the time such assets and properties are acquired. The ISI Assets shall be acquired by the Issuer or IMPSAT U.S.A., Inc. free and clear of any Indebtedness, liabilities (contingent or otherwise), liens, claims, charges or encumbrances.

            SECTION 6.04. IMPSAT Comunicacoes Ltda. The Issuer shall cause 99.925% of the properties, licenses, rights and other assets (collectively, the "Brazil Assets") of IMPSAT Comunicacoes Ltda. ("IMPSAT Brazil") to be acquired (whether through the acquisition of 99.925% of the equity interests of IMPSAT Brazil or otherwise) by the Issuer within nine months after the Closing Date in exchange for a cash payment by the Issuer to the current stockholders of IMPSAT Brazil of an aggregate of $5,121,500. The Brazil Assets shall be acquired by the Issuer free and clear of any Indebtedness, liabilities (contingent or otherwise), liens, claims, charges or encumbrances. The Brazil Assets acquired must consist of all Brazil Assets existing on the Closing Date plus any properties, licenses, rights and other assets acquired or received by IMPSAT Brazil after the Closing Date.

                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, without limitation, telecopier or similar writing) and shall be given to such party by certified first class mail at its address with a return receipt requested, by Federal Express or similar overnight mail service with signature required for receipt, or by telecopy at the telecopier number set forth below or such other address or telecopier number as such party may hereinafter specify in writing for the purpose to the party giving such notice. For so long as Princes Gate and MSGEM in the aggregate own a majority of the Securities, all notices, requests and other communications delivered in writing by the Issuer to Princes Gate and MSGEM shall be deemed effective as having been given to all Purchasers and shall be provided to all other Purchasers by Princes Gate and MSGEM. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate electronic confirmation is received and a copy of such notice is sent by overnight mail service or (ii) if given by certified mail or overnight courier, 72 hours after such communication is deposited in the mails with first class postage prepaid or given to overnight courier service, addressed as aforesaid.

            Issuer:                 IMPSAT Corporation
                                    Alferez Pareja 256
                                    1107 Buenos Aires, Argentina
                                    Attn: Chief Executive Officer
                                    Fax: 011-541-307-1525

            Newco:                  Jonesboro Financial Inc.
                                    940 Avenida Eduardo Madero
                                    Piso 19
                                    Buenos Aires, Argentina
                                    Attn: Enrique Pescarmona/Victor Formica
                                    Fax: (541) 316-8868

            Purchasers:             Princes Gate Investors II, L.P.
                                    1585 Broadway, 36th Floor
                                    New York, NY  10036
                                    Attn: James M. Wilmott
                                    Tel.: (212) 761-7860
                                    Fax: (212) 761-0518

                                    Morgan Stanley
                                    Global Emerging Markets
                                    Private Investment Fund, L.P.
                                    1221 Avenue of the Americas, 33rd Floor
                                    New York, NY  10020
                                    Attn: Dimitri Goulandris
                                    Tel: (212) 762-7023
                                    Fax: (212) 762-8204

            SECTION 7.02. No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

            SECTION 7.03. Indemnification. The Issuer hereby agrees to indemnify and hold harmless the Purchasers and their partners and Affiliates and each other Person, if any, who controls any of the Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, officers, agents and employees (each, an "Indemnified Person") from and against and to pay any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") to which such Indemnified Person may become subject as the result of any misrepresentation, breach of representation, warranty or covenant made or to be performed on the part of the Issuer under this Agreement, the Securityholders Agreement or otherwise resulting from any third-party action, claim or proceeding arising out of or relating to the matters or transactions which are the subject of or contemplated by this Agreement or any instrument or agreement referred to herein (including, without limitation, (i) the execution, delivery and performance of this Agreement, the Securityholders Agreement, the Certificate of Designations and the Securities and (ii) any use made or proposed to be made by the Issuer of the proceeds from the sale of the Securities) and will reimburse any Indemnified Person for all reasonable expenses (including, without limitation, reasonable counsel and expert fees) as they are incurred by any such Indemnified Person in connection with any such misrepresentation or breach of representation, warranty or covenant or investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Indemnified Person is a party hereto. The Issuer will not be responsible for any Damages or expenses to the extent that a court of competent jurisdiction shall have finally determined that such Damages or expenses resulted primarily from such Indemnified Person's bad faith or gross negligence or material breach of this Agreement or the Securityholders Agreement. The agreement of the

Issuer in this Section shall be in addition to any liability the Issuer may otherwise have.

            SECTION 7.04. Survival of Provisions. The representations and warranties, covenants and agreements contained in this Agreement shall survive so long as any of the Common Stock remains outstanding.

            SECTION 7.05. Expenses; Documentary Taxes. The Issuer shall pay all reasonable out-of-pocket expenses of the Purchasers of up to $600,000, including, without limitation, fees and disbursements of Shearman & Sterling, in connection with the preparation of this Agreement, the Securities, the Securityholders Agreement, the Note Purchase Agreement, the Certificate of Designations, any amendments thereto and the transactions contemplated hereby and all matters (including due diligence) related thereto. In addition, the Issuer shall pay (x) the fees and disbursements of U.S. and foreign counsel for the Issuer, Newco and any Existing Stockholder and (y) any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, or the issuance of the Securities or the shares of Common Stock issuable upon the conversion of the Securities (other than any such taxes payable in connection with the transfer of any outstanding securities and the issuance by the Issuer of new certificates representing such securities in the name of the transferee at the request of the transferor).

            SECTION 7.06. Successors and Assigns. The Purchasers may assign their rights and obligations hereunder with the prior written consent of the Issuer. The Issuer may not delegate its obligations hereunder. This Agreement shall be binding upon the Issuer and the Purchasers and their respective successors and assigns.

            SECTION 7.07. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

            SECTION 7.08. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other hereto.

            SECTION 7.09. Limitation on Issuance of Series A Stock. No Series A Stock shall be issued except as provided for in this Agreement and the Securityholders Agreement.

            SECTION 7.10. Entire Agreement. This Agreement, the Securityholders Agreement, the Note Purchase Agreement and the Certificate of Designations, taken as a whole, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement and the documents referred to in the preceding sentence supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

            SECTION 7.11. Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law. No party shall be liable for consequential damages as a result of any breach hereof.

            SECTION 7.12. Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in the City of New York (each a "New York court") or in the court of the corporate domicile of each of the parties hereto, with respect to actions brought against that party as a defendant, and each of the parties hereto hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts and to the courts of its corporate domicile, with respect to actions brought against it as defendant, in any suit, action or proceeding.

            The Issuer (i) irrevocably appoints CT Corporation (together with any successor, the "Process Agent"), as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit, action or proceeding described in the first sentence of this Section 7.12, acknowledges that the Process Agent has accepted such designation and agrees that service of process upon the Process Agent, and written notice of such service to the Issuer, by the person serving the same to the address provided in
Section 7.01, shall be deemed in every respect effective service of process upon the Issuer in any such suit, action or proceeding and (ii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Series A Stock shall be outstanding.

            SECTION 7.13. Judgment Currency. If for purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Princes Gate or MSGEM could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of Newco in respect of any sum due from it to any other party hereunder (the "Recipient Party") shall, notwithstanding any judgment in a currency other than

United States dollars, not be discharged until the first business day, following receipt by such Recipient Party of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Recipient Party may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Recipient Party hereunder, Newco agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Recipient Party against such loss. If the United States dollars so purchased are greater than the sum originally due to such Recipient Party hereunder, such Recipient Party agrees to pay to Newco an aggregate amount equal to the excess of the dollars so purchased and the sum originally due to such Recipient Party hereunder.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                      IMPSAT CORPORATION

                                      By:
                                         ---------------------------------------
                                          Name:
                                          Title:

                                      JONESBORO FINANCIAL INC.

                                      By:
                                         ---------------------------------------
                                          Name:
                                          Title:

                                      By:
                                         ---------------------------------------
                                          Name:
                                          Title:

PURCHASERS:                      PRINCES GATE INVESTORS II, L.P.

                                      By: PG Investors II, Inc., General Partner


                     By:
                        ------------------------------------
                                          Name: Stephen R. Munger
                                          Title: President

                                      By:
                                         ---------------------------------------
--------------------------------------
                                          Name: James M. Wilmott
                                          Title: Vice-President

                                                                  MORGAN STANLEY
GLOBAL EMERGING MARKETS PRIVATE INVESTMENT FUND, L.P.

                                  By: Morgan Stanley Global Emerging
                                      Markets, Inc., General Partner


                                  By:
                                     ---------------------------------------
                                      Name:
                                      Title:

                                  MORGAN STANLEY GLOBAL
                                  EMERGING MARKETS PRIVATE
                                  INVESTORS, L.P.

                                  By: Morgan Stanley Global Emerging
                                      Markets Inc., General Partner


                                  By:
                                     ---------------------------------------
                                      Name:
                                      Title:


                                  PGI INVESTMENTS LIMITED

                                  By: PG Investors II, Inc., as Attorney in Fact


                   By:
                      ------------------------------------
                                      Name: Stephen R. Munger
                                      Title: President

                                  By:
                                     ---------------------------------------
---------------------------------
                                      Name: James M. Wilmott
                                      Title: Vice-President

                                  GREGOR VON OPEL

                                  By: PG Investors II, Inc., as Attorney in Fact

                     By:
                        -----------------------------------
                                                 Name: Stephen R. Munger
                                                 Title: President


                                  By:
                                     ---------------------------------------
---------------------------------
                                      Name: James M. Wilmott
                                      Title: Vice-President


                                  INVESTOR INVESTMENTS AB

                                  By: PG Investors II, Inc., as Attorney in Fact

                     By:
                        -----------------------------------
                                                 Name: Stephen R. Munger
                                                 Title: President


                                  By:
                                     ---------------------------------------
---------------------------------
                                      Name: James M. Wilmott
                                      Title: Vice-President

                                  SCHEDULE 3.02

                             Consents and Approvals

                                SCHEDULE 3.04(a)

                    Authorized and Outstanding Capital Stock

                                SCHEDULE 3.04(b)

                               Voting Agreements

                                 SCHEDULE 3.05

                                  Subsidiaries

                                 SCHEDULE 3.06

                           Related Party Transactions

                                SCHEDULE 3.08(a)

                           Litigation and Proceedings

                                 SCHEDULE 3.19

                                Material Changes

                                 SCHEDULE 3.20

                                     Liens

                                 SCHEDULE 3.21

                        Employees; Employee Compensation

                                 SCHEDULE 3.24

                               Material Contracts

                                   EXHIBIT A

                       Form of Securityholders Agreement

                                   EXHIBIT B

        Form of Opinion of United States Counsel to the Issuer and Newco

1. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as conducted to date and as currently proposed to be conducted.

2. The execution, delivery and performance by the Issuer of each of the Securities Purchase Agreement, the Certificate of Designations, the Non-Competition Agreement and the Securityholders Agreement, the issuance, delivery and performance by the Issuer of the Securities and the amendment to the Charter effected by the filing of the Certificate of Designations are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the Certificate of Designations with the Secretary of State of Delaware and as may be required under federal or state securities laws in connection with the registration obligations of the Issuer contained in the Securityholders Agreement) and do not (i) contravene or constitute a default under any provision of applicable law or regulation of general application in the United States of America, the State of New York or the State of Delaware or any judgment, injunction, order or decree of any United States Federal court located in New York, New York or Delaware or any state court located in New York, New York or any Court of Chancery of Delaware, or any agreement listed on the schedules attached to the Securities Purchase Agreement and that is governed by U.S. law, (ii) contravene or constitute a default under the Charter or Bylaws or the charter or bylaws of IMPSAT U.S.A., Inc. or (iii) result in the creation or imposition of any Lien on any asset of the Issuer.

3. The execution, delivery and performance by Newco of the Securities Purchase Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official and does not (i) contravene or constitute a default under any provision of applicable law or regulation of general application in the United States of America, the State of New York or the State of Delaware, or any judgment, injunction, order or decree of any United States Federal court located in New York, New York or Delaware or any state court located in New York, New York or any Court of Chancery of Delaware, or any agreement or other instrument binding upon or applicable to Newco and that is governed by U.S. law or (ii) result in the creation or imposition of any Lien on any asset of Newco.

4. Each of the Securities Purchase Agreement, the Non-Competition Agreement and the Securityholders Agreement has been duly authorized, executed and delivered by the Issuer and each of the Securities Purchase Agreement and the Securityholders Agreement constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, and each of the Securities, when issued and delivered by the Issuer in accordance with the Securities Purchase Agreement, shall constitute a valid and binding obligation of the Issuer, enforceable in accordance with its terms.

5. Assuming due authorization, execution and delivery thereof by Newco, the Securities Purchase Agreement constitutes a valid and binding agreement of Newco, enforceable against Newco in accordance with its terms.

6. Assuming due authorization, execution and delivery thereof by each of Nevasa Holdings Ltd. ("Nevasa"), Corporacion IMPSA S.A. ("CORIM"), each other Existing Stockholder, Mrs. Silvia Monica Pescarmona de Baldini, Mrs. Liliana Pescarmona de Mayo, Militello Limited ("Militello") and Rotling International Corporation ("Rotling") of the letter agreement dated the date hereof and addressed to the Purchasers (the "Letter Agreement"), the Letter Agreement constitutes a valid and binding agreement of each of Nevasa, CORIM, each other Existing Stockholder, Militello and Rotling, enforceable against each of them in accordance with its terms.

8. All of the issued and outstanding shares of capital stock of the Issuer (including the Securities) have been validly issued, are fully paid and nonassessable; the holders thereof are not entitled to any preemptive or other similar rights. All shares of Common Stock to be issued upon conversion of the Securities will be duly authorized and validly issued, fully paid and nonassessable, free of any Liens or encumbrances and will not be subject to any preemptive or other similar rights.

9. Newco has good and marketable title to the Securities to be sold by Newco pursuant to the Securities Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and upon delivery of such Securities and payment of the purchase price therefor as contemplated in the Securities Purchase Agreement, the Purchasers will receive good and marketable title to the Securities purchased by them from Newco, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

10. To the best of such counsel's knowledge and except as specified in the Securities Purchase Agreement, there is no action, suit or proceeding pending or threatened against or affecting the Issuer or Newco or any of their respective assets before any United States Federal or state court located in New York, New York or arbitrator or any governmental body, agency or official in which there is a possibility of an adverse decision that could (individually or in the aggregate) result in a Material Adverse Effect or result in any material change in the current equity ownership of the Issuer or Newco, or which in any manner draws into question the validity or enforceability of any portion of the Securities Purchase Agreement, the Securityholders Agreement, the Certificate of Designations, the Charter, the Securities or any of the transactions contemplated thereby.

11. The certificates representing the Securities are in due and proper form and have been duly and validly executed by the officers of the Issuer named thereon. The Securities will be entitled to the benefits provided for under the Certificate of Designations.

12. Assuming the accuracy of the representations set forth in the Securities Purchase Agreement, (i) the offer, transfer and issuance of the Securities to Newco and the initial resale of such Securities to the Purchasers as contemplated by the Securities Purchase Agreement and (ii) the issuance of the Common Stock to the holders thereof upon conversion of the Securities in accordance with the terms of the Securities are, and would be, exempt from the registration requirements of the Securities Act.

13. Neither the Issuer nor Newco is, and after giving effect to the issuance and sale, in the case of the Issuer, and the initial resale, in the case of Newco, of the Securities, will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                                    EXHIBIT C

               Form of Opinion of United States Regulatory Counsel
                      to the Issuer and IMPSAT U.S.A., Inc.

1. Each of the Issuer and IMPSAT U.S.A., Inc. (i) possesses all licenses, certificates, authorizations, approvals and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, excepting any certificate, authorization, approval or permit, the failure to possess which could not reasonably be expected to result in a Material Adverse Change and (ii) has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, approval or permit, nor is either the Issuer or IMPSAT U.S.A., Inc. in violation or contravention of, or in default under, any such license, authorization, approval or permit or any decree, order or judgment applicable to the Issuer or IMPSAT U.S.A., Inc., the effect of which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                                    EXHIBIT D

           Form of Opinion of British Virgin Islands Counsel to Newco

1. Each of Newco, Militello Limited ("Militello") and Rotling International Corporation ("Rotling") is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

2. The execution, delivery and performance (x) by Newco of the Securities Purchase Agreement, (y) by each of Militello and Rotling of the Securityholders Agreement, the letter agreement dated the date hereof and addressed to the Purchasers (the "Letter Agreement") and the Non-Competition Agreement and (z) the consummation of the transactions contemplated by the Securities Purchase Agreement are within each of Newco's, Militello's and Rotling powers, have been duly authorized on their respective parts by all requisite corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) violate any of Newco's, Militello's or Rotling articles of incorporation or other constating documents, or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, which violation would (a) affect the validity of the Securities Purchase Agreement or, in the case of Militello or Rotling, the Securityholders Agreement, the Non-Competition Agreement or the Letter Agreement or
           (b) individually or in the aggregate impair the ability of Newco or Militello and Rotling to perform in any material respect their respective obligations under the Securities Purchase Agreement (with respect to Newco) and the Securityholders Agreement, the Non-Competition Agreement and the Letter Agreement (with respect to Militello and Rotling), respectively.

3. The Securities Purchase Agreement has been duly authorized, executed and delivered by Newco.

4. Each of the Securityholders Agreement, the Non-Competition Agreement and the Letter Agreement has been duly authorized, executed and delivered by each of Militello and Rotling.

5. Newco has good and marketable title to the Securities to be sold by Newco pursuant to the Securities Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and upon delivery of such Securities and payment of the purchase price therefor as contemplated in the Securities Purchase Agreement, the Purchasers will receive good and marketable title to the Securities purchased by them from Newco, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

6. The provisions in the Securities Purchase Agreement, the Securityholders Agreement and the Letter Agreement as to the submission of Newco (with respect to the Securities Purchase Agreement) and Militello and Rotling (with respect to the Securityholders Agreement and the Letter Agreement) (x) to the jurisdiction of any federal or state court in the State of New York in any action under the Securities Purchase Agreement or Securityholders Agreement and the Letter Agreement, respectively, and
           (y) to the jurisdiction of any federal or state court in Buenos Aires in any action under the Non-Competition Agreement are valid, binding and enforceable under the laws of the British Virgin Islands, and service of process effected personally on the Process Agent under the Securities Purchase Agreement, the Securityholders Agreement, the Non-Competition Agreement and the Letter Agreement will be effective to confer jurisdiction with respect to Newco (with respect to the Securities Purchase Agreement) and Militello and Rotling (with respect to the Securityholders Agreement, the Non-Competition Agreement and the Letter Agreement); any judgment obtained against Newco under the Securities Purchase Agreement or Militello or Rotling under the Securityholders Agreement, the Non-Competition Agreement or the Letter Agreement in any such court would be enforceable against Newco, Militello and Rotling in the courts of the British Virgin Islands without further review of the merits.

7. Each of the Securities Purchase Agreement, the Non-Competition Agreement, the Securityholders Agreement and the Letter Agreement is in proper legal form under the laws of the British Virgin Islands for the enforcement thereof in the British Virgin Islands.

                                    EXHIBIT E

            Form of Opinion of Irish Counsel to Nevasa Holdings Ltd.

1. Nevasa Holdings Ltd. ("Nevasa") is a corporation duly incorporated, validly existing and in good standing under the laws of the Ireland.

2. The execution, delivery and performance by Nevasa of each of the letter agreement addressed to the Purchasers and dated the date hereof (the "Letter Agreement"), the Non-Competition Agreement and the Securityholders Agreement are within Nevasa's powers, have been duly authorized on its part by all requisite corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) violate Nevasa's articles of incorporation or other constating documents, or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, which violation would (a) affect the validity of either of the Letter Agreement, the Non-Competition Agreement or the Securityholders Agreement or (b) individually or in the aggregate impair the ability of Nevasa to perform in any material respect the obligations which it has under the Letter Agreement, the Non-Competition Agreement or the Securityholders Agreement.

3. Each of the Letter Agreement, the Non-Competition Agreement and the Securityholders Agreement has been duly authorized, executed and delivered by Nevasa.

4. The provisions in each of the Letter Agreement, the Non-Competition Agreement and the Securityholders Agreement as to the submission of Nevasa (x) to the jurisdiction of any federal or state court in the State of New York in any action under the Letter Agreement, the Non-Competition Agreement or the Securityholders Agreement and (y) to the jurisdiction of any federal or state court in Buenos Aires in any action under the Non-Competition Agreement are valid, binding and enforceable under the laws of Ireland, and service of process effected personally on the Process Agent under the Letter Agreement, the Non-Competition Agreement or the Securityholders Agreement will be effective to confer jurisdiction with respect to Nevasa; any judgment obtained against Nevasa under the Letter Agreement, the Non-Competition Agreement or the Securityholders Agreement in any such court would be enforceable against Nevasa in the courts of Ireland without further review of the merits.

5. Each of the Letter Agreement, the Non-Competition Agreement and the Securityholders Agreement is in proper legal form under the laws of Ireland for the enforcement thereof in Ireland.

                                    EXHIBIT F

               Form of Opinion of Argentine Counsel to the Issuer

1. IMPSAT S.A. (the "Company") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2. The Company has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all governmental authorities, courts and tribunals necessary to own, lease, license and use its properties and assets and to conduct its business as now conducted and as currently proposed to be conducted, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation or contravention of, or in default under, any such certificate, order, permit, license, authorization, consent or approval or any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company the effect of which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operation of the Company.

3. There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders except for such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

4. The execution, delivery and performance by IMPSAT Corporation of each of the Securities Purchase Agreement, the Non-Competition Agreement, the Certificate of Designations and the Securityholders Agreement, the issuance, delivery and performance by IMPSAT Corporation of the Securities, and the consummation of the Transactions require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order, decree, any agreement or other instrument binding upon or applicable to the Company, (ii) contravene or constitute a default under the charter or bylaws of any of the Company, (iii) require any consent, approval or other action by any Person or (iv) result in the creation or imposition of any Lien on any asset of any of the Company.

5. Each of the Letter Agreement, the Non-Competition Agreement and the Securityholders Agreement is in proper legal form under the laws of Argentina for the enforcement thereof in Argentina.

                                    EXHIBIT G

          Form of Opinion of General Counsel to Corporacion IMPSA S.A.

1. Corporacion IMPSA S.A. ("CORIM") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on CORIM.

2. The execution, delivery and performance (x) by each of CORIM, each other Existing Stockholder (other than Nevasa Holdings Ltd., Militello Limited and Rotling International Corporation), Mrs. Silvia Monica Pescarmona de Baldini and Mrs. Liliana Pescarmona de Mayo of the letter agreement dated the date hereof and addressed to the Purchasers (the "Letter Agreement") (y) by each of Mr. Enrique Pescarmona, Mr. Roberto Vivo Chaneton, Mr. Ricardo Verdaguer and CORIM of the Non-Competition Agreement and (z) by CORIM of the Securityholders Agreement, require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order, decree, any agreement or other instrument binding upon or applicable to any of CORIM, Mr. Enrique Pescarmona, Mrs. Sylvia Monica Pescarmona de Baldini or Mrs. Liliana Pescarmona de Mayo, (ii) contravene or constitute a default under the charter or bylaws or any of CORIM, (iii) require any consent, approval or other action by any Person or (iv) result in the creation or imposition of any Lien on any asset of any of CORIM, Mr. Enrique Pescarmona, Mr. Roberto Vivo Chaneton, Mr. Ricardo Verdaguer, Mrs. Sylvia Monica Pescarmona de Baldini or Mrs. Liliana Pescarmona de Mayo.

3. The Letter Agreement has been duly authorized (in the case of CORIM), executed and delivered by each of CORIM, Mr. Enrique Pescarmona, Mrs. Sylvia Monica Pescarmona de Baldini and Mrs. Liliana Pescarmona de Mayo.

4. The Non-Competition Agreement has been duly authorized (in the case of CORIM), executed and delivered by each of CORIM, Mr. Enrique Pescarmona, Mr. Roberto Vivo Chaneton and Mr. Ricardo Verdaguer.

5. The Securityholders Agreement has been duly authorized, executed and delivered by CORIM.

6. The provisions in the Letter Agreement, the Non-Competition Agreement and the Securityholders Agreement as to the submission of each of (x) CORIM, Mr. Enrique Pescarmona, Mrs. Sylvia Monica Pescarmona de Baldini and Mrs. Liliana Pescarmona de Mayo to the jurisdiction of any federal or state court in the state of New York, in any action under the Letter Agreement, and to the jurisdiction of any federal or Court of Chancery of Delaware, in any action under the Securityholders Agreement, and (y) CORIM, Mr. Enrique Pescarmona, Mr. Roberto Vivo Chaneton and Mr. Ricardo Verdaguer to the jurisdiction of any federal or state court in Buenos Aires or the state of New York are valid, binding and enforceable under the laws of Argentina, and service of process effected personally on the Process Agent under each of the Letter Agreement, the Non-Competition Agreement and the Securityholders Agreement will be effective to confer jurisdiction with respect to CORIM (in respect of the Letter Agreement, the Non-Competition Agreement and the Securityholders Agreement), each of Mrs. Sylvia Monica Pescarmona de Baldini and Mrs. Liliana Pescarmona de Mayo (in respect of the Letter Agreement), Mr. Enrique Pescarmona (in respect of the Letter Agreement and the Non-Competition Agreement) and each of Mr. Roberto Vivo Chaneton and Mr. Ricardo Verdaguer (in respect of the Non-Competition Agreement); any judgment obtained against any of CORIM, Mr. Enrique Pescarmona, Mrs. Sylvia Monica Pescarmona de Baldini or Mrs. Liliana Pescarmona de Mayo under the Letter Agreement, against CORIM under the Securityholders Agreement or against any of CORIM, Mr. Roberto Vivo Chaneton, Mr. Ricardo Verdaguer or Mr. Enrique Pescarmona under the Non-Competition Agreement in any such court would be enforceable against each of CORIM, Mr. Enrique Pescarmona, Mr. Roberto Vivo Chaneton, Mr. Ricardo Verdaguer, Mrs. Sylvia Monica Pescarmona de Baldini and Mrs. Liliana Pescarmona de Mayo, as applicable, in the courts of Argentina without further review of the merits.

7. Each of the Letter Agreement, the Non-Competition Agreement and the Securityholders Agreement is in proper legal form under the laws of Argentina for the enforcement thereof in Argentina.

                                    EXHIBIT H

               Form of Opinion of Colombian Counsel to the Issuer

1. IMPSAT S.A. (the "Company") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2. The Company has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all governmental authorities, courts and tribunals necessary to own, lease, license and use its properties and assets and to conduct its business as now conducted and as currently proposed to be conducted, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation or contravention of, or in default under, any such certificate, order, permit, license, authorization, consent or approval or any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company the effect of which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operation of the Company.

3. There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders except for such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

4. The execution, delivery and performance by IMPSAT Corporation of each of the Securities Purchase Agreement, the Non-Competition Agreement, the Certificate of Designations and the Securityholders Agreement, the issuance, delivery and performance by IMPSAT Corporation of the Securities, and the consummation of the Transactions require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order, decree, any agreement or other instrument binding upon or applicable to the Company, (ii) contravene or constitute a default under the charter or bylaws of the Company,
           (iii) require any consent, approval or other action by any Person or
           (iv) result in the creation or imposition of any Lien on any asset of the Company.

                                    EXHIBIT I

               Form of Opinion of Ecuadorian Counsel to the Issuer

1. IMPSATEL del Ecuador S.A. (the "Company") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2. The Company has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all governmental authorities, courts and tribunals necessary to own, lease, license and use its properties and assets and to conduct its business as now conducted and as currently proposed to be conducted, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation or contravention of, or in default under, any such certificate, order, permit, license, authorization, consent or approval or any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company the effect of which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operation of the Company.

3. There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders except for such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

4. The execution, delivery and performance by IMPSAT Corporation of each of the Securities Purchase Agreement, the Non-Competition Agreement, the Certificate of Designations and the Securityholders Agreement, the issuance, delivery and performance by IMPSAT Corporation of the Securities, and the consummation of the Transactions require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order, decree, any agreement or other instrument binding upon or applicable to the Company, (ii) contravene or constitute a default under the charter or bylaws of the Company,
           (iii) require any consent, approval or other action by any Person or
           (iv) result in the creation or imposition of any Lien on any asset of the Company.

                                    EXHIBIT J

                Form of Opinion of Mexican Counsel to the Issuer

1. IMPSAT, S.A. de C.V. (the "Company") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2. The Company has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all governmental authorities, courts and tribunals necessary to own, lease, license and use its properties and assets and to conduct its business as now conducted and as currently proposed to be conducted, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation or contravention of, or in default under, any such certificate, order, permit, license, authorization, consent or approval or any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company the effect of which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operation of the Company.

3. There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders except for such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

4. The execution, delivery and performance by IMPSAT Corporation of each of the Securities Purchase Agreement, the Non-Competition Agreement, the Certificate of Designations and the Securityholders Agreement, the issuance, delivery and performance by IMPSAT Corporation of the Securities, and the consummation of the Transactions require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order, decree, any agreement or other instrument binding upon or applicable to the Company, (ii) contravene or constitute a default under the charter or bylaws of the Company,
           (iii) require any consent, approval or other action by any Person or
           (iv) result in the creation or imposition of any Lien on any asset of the Company.

                                    EXHIBIT K

               Form of Opinion of Venezuelan Counsel to the Issuer

1. Telecomunicaciones IMPSAT S.A. (the "Company") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2. The Company has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all governmental authorities, courts and tribunals necessary to own, lease, license and use its properties and assets and to conduct its business as now conducted and as currently proposed to be conducted, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation or contravention of, or in default under, any such certificate, order, permit, license, authorization, consent or approval or any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company the effect of which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operation of the Company.

3. There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders except for such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

4. The execution, delivery and performance by IMPSAT Corporation of each of the Securities Purchase Agreement, the Non-Competition Agreement, the Certificate of Designations and the Securityholders Agreement, the issuance, delivery and performance by IMPSAT Corporation of the Securities, and the consummation of the Transactions require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order, decree, any agreement or other instrument binding upon or applicable to the Company, (ii) contravene or constitute a default under the charter or bylaws of the Company,
           (iii) require any consent, approval or other action by any Person or
           (iv) result in the creation or imposition of any Lien on any asset of the Company.

                                    EXHIBIT L

               Form of Opinion of Brazilian Counsel to the Issuer

1. IMPSAT Comunicacoes Ltda. (the "Company") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2. The Company has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all governmental authorities, courts and tribunals necessary to own, lease, license and use its properties and assets and to conduct its business as now conducted and as currently proposed to be conducted, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation or contravention of, or in default under, any such certificate, order, permit, license, authorization, consent or approval or any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company the effect of which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operation of the Company.

3. There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividends or make any payment or transfer of property or assets to its stockholders except for such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

4. The execution, delivery and performance by IMPSAT Corporation of each of the Securities Purchase Agreement, the Non-Competition Agreement, the Certificate of Designations and the Securityholders Agreement, the issuance, delivery and performance by IMPSAT Corporation of the Securities, and the consummation of the Transactions require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene or constitute a default under any provision of applicable law or regulation, judgment, injunction, order, decree, any agreement or other instrument binding upon or applicable to the Company, (ii) contravene or constitute a default under the charter or bylaws of the Company,
           (iii) require any consent, approval or other action by any Person or
           (iv) result in the creation or imposition of any Lien on any asset of the Company.

                                    EXHIBIT M

                                     Charter

                                    EXHIBIT N

                                     Bylaws

                                    EXHIBIT O

                           Certificate of Designations

                                    EXHIBIT P

             FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

            AGREEMENT, dated as of March 19, 1998 (this "Agreement"), by and
between IMPSAT Corporation, a Delaware corporation ("IMPSAT"), and [           ]
(the "Stockholder").

                              W I T N E S S E T H:

            WHEREAS, IMPSAT, as issuer, Jonesboro Financial Inc. ("Newco"), Princes Gate Investors II, L.P., Morgan Stanley Global Emerging Markets Private Investment Fund, L.P. ("MSGEM"), Morgan Stanley Global Emerging Markets Private Investors, L.P. ("Private Investors") and certain other parties signatory thereto (the "Purchasers"), will enter into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which Newco will acquire Convertible Preferred Stock, Series A of IMPSAT (the "Securities") in exchange for the contribution to IMPSAT of common stock of IMPSAT and common stock of IMPSAT S.A.; and

            WHEREAS, immediately following the execution of the Securities Purchase Agreement Newco (i) shall transfer Securities having an aggregate liquidation preference of $25 million to MSGEM and Private Investors for an aggregate purchase price of $25 million, (ii) shall transfer Securities having an aggregate liquidation preference of $100 million to Princes Gate, PGI Investments Limited, Gregor von Opel and Investor Investments AB in satisfaction of its obligations to such Note Purchasers (as defined in the Note Purchase Agreement among Newco, Princes Gate and the other parties signatory thereto dated March 19, 1998, the "Note Purchase Agreement") and (iii) shall repay Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD") the amount of $25 million in satisfaction of its obligations to MSDWD under its Note (as defined in the Note Purchase Agreement) after Newco receives the purchase price described in clause (i); and

            WHEREAS, the Stockholder believes that it is in its best interests that the transaction contemplated by the Securities Purchase Agreement be consummated; and

            WHEREAS, as a condition to entering into the Securities Purchase Agreement, IMPSAT must execute this Agreement with the Stockholder;

            NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

            1. Non-Competition and Non-Solicitation. The Stockholder covenants that, during the Restricted Period (as defined below), the Stockholder shall not, directly or indirectly, individually or through any natural person, trust, estate, partnership, corporation or other entity:

            (a) manage, operate, own an interest in (other than up to 5% of an outstanding class of securities that are publicly traded and that are purchased for investment purposes only), join, control, lend money to or render financial or other assistance to, participate in or be connected with (as an officer, employee, partner, stockholder (except as described above), principal, agent, consultant or otherwise) (other than on behalf of IMPSAT or its affiliates), any partnership, firm, corporation or any other business organization, person or other entity that directly or indirectly competes with IMPSAT or in any similar, related or ancillary business in which IMPSAT is engaged directly or indirectly anywhere in North America, Central America or South America; provided, however, that the management, operation and ownership of any partnership, firm, corporation or other business organization that is engaged in the business of Internet web page publishing (including the provision of Internet advertising and marketing services) and/or Internet site design and construction and maintenance of content on web sites will be deemed not to be directly or indirectly competitive with IMPSAT or any similar, related or ancillary business in which IMPSAT is engaged directly or indirectly anywhere in North America, Central America or South America];

            (b) solicit business from, entice business clients away from, accept orders involving or otherwise interfere with the relationship of IMPSAT with any client or prospective client (including any person or entity who, at any time during the twelve-month period prior to the date of this Agreement, was a client of IMPSAT); or

            (c) solicit the services of any individual who is employed by IMPSAT (or who was employed by IMPSAT at any time during the most recent twelve-month period) or who is retained by IMPSAT as an independent contractor or consultant (or who was retained by IMPSAT in such capacity at any time during the twelve-month period prior to the date of this Agreement), or take any action that results, or might reasonably result, in any individual performing services for IMPSAT to cease performing such services except that any such individual may serve on the Board of Directors of, and any such individual (other than Mr. Ricardo Verdaguer, Mr. Roberto Vivo Chaneton, Mr. Hector Alonso and Mr. Guillermo Jofre) may be employed by or perform services for, any entity controlled by Corporacion IMPSA S.A.

            For purposes of this Section 1, except as otherwise provided herein, the parties hereto expressly agree that the Stockholder shall be conclusively presumed to be violating the restrictions contained herein if any of the Stockholder's spouse, [{for Enrique Pescarmona only siblings}] or children engage in activities that would be prohibited by this Section 1 if conducted directly by the Stockholder; provided, however, that [{for Lucas Enrique Pescarmona and Sofia Pescarmona only} commencing on the date two years after the termination of such person's service as an employee, officer or director of IMPSAT,] any child of the Stockholder may be employed by or may, with such person's own resources and without any direct or indirect assistance, financial or otherwise, by the Stockholder, manage, operate, own an interest in or join or control any such partnership, firm, corporation or such other business organization, person or other entity.

            For purposes of this Section 1, "Restricted Period" means the period beginning on the date of this Agreement and continuing until the earlier of (i) the tenth anniversary thereof, (ii) a Change of Control (as defined in the Certificate of Designations relating to the Securities) occurs, (iii) the Purchasers and their affiliates collectively own less than 5% of the common stock of IMPSAT (determined on a fully-diluted, as converted basis) [insert the following for Mr. Roberto Vivo Chaneton and Mr. Ricardo Verdaguer], (iv) with respect to [Mr. Ricardo Verdaguer and Rotling International Corporation] [Mr. Roberto Vivo Chaneton and Militello Limited], three years after such person is no longer employed by IMPSAT if such person's employment was terminated by IMPSAT for Cause (as defined below), (v) upon termination of such person's employment by IMPSAT if such termination was made by IMPSAT without Cause and
(vi) if such person voluntarily terminates his employment by IMPSAT and IMPSAT would not have been able to terminate such person's employment for Cause, three years after such termination. "Cause" means (i) an act of dishonesty made by a person in connection with such person's responsibilities as an employee and intended to result in such person's substantial personal enrichment, (ii) a person's conviction of a felony, (iii) a willful act by a person which constitutes gross misconduct and which results in material injury to IMPSAT, or
(iv) a person's continued substantial violations of his employment duties which are demonstrably willful and deliberate on such person's part after such person has received one or more written demands for performance from IMPSAT which specifically sets forth the factual basis for IMPSAT's claim that such person has not substantially performed his duties, and such person has had a reasonable time period in which to cure such defaults to the reasonable satisfaction of the independent members of the Board of Directors of IMPSAT. The activities described in this Section 1 shall be prohibited regardless of whether undertaken by the Stockholder in an individual or representative capacity, and regardless of whether performed for the Stockholder's own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than IMPSAT).

            2. Reasonable Limitations. The parties hereto acknowledge and agree that, given the important nature of the position held by the Stockholder with respect to IMPSAT, and its strategic affiliation with entities involved in the telecommunications business in North America, Central America and South America, the limitations set forth in Section 1 hereof, including but not limited to, the scope of activities prohibited, the geographic area covered and the time limitation, are reasonable.

            3. Replacement of Invalid Terms. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular term or provision of this Agreement shall be adjudicated to be invalid or unenforceable, the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Any such replacement shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made. The remaining terms and provisions hereof shall remain unimpaired.

            4. Relief. (a) Without limiting the remedies available to IMPSAT, the Stockholder acknowledges that a breach of any of the covenants contained in Section 1 hereof may result in material irreparable injury to IMPSAT for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, IMPSAT shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining the Stockholder from engaging in activities prohibited by Section 1 or such other relief as may be required to specifically enforce any of the covenants in
Section 1.

            (b) Jurisdiction and Venue for Injunctive Relief. With respect to any action brought pursuant to Section 4(a) above, the parties each irrevocably consents and submits to the personal jurisdiction of the State and Federal courts sitting in New York City or Buenos Aires, and agrees that any action, suit or proceeding shall be brought in such courts to the exclusion of all other courts, other than actions to enforce judgments or orders entered in such courts sitting in New York City or Buenos Aires.

            (c) Liquidated Damages. In the event that it is determined that the Stockholder or other person covered by Section 1 has breached any of the covenants set forth in Section 1 hereof during the Restricted Period, the Stockholder shall be liable to pay IMPSAT liquidated damages in the amount of $10 million. The parties acknowledge and agree that such liquidated damage award is a reasonable estimate of the actual negative economic impact any such breach would have upon IMPSAT and that such amount is fair and just.

            5. Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, but not limited to, any claim relating to the validity, interpretation, enforceability or breach of this Agreement, which is not settled by agreement between the parties, shall be settled by arbitration in Buenos Aires, Argentina, before a panel of three arbitrators, one to be selected by the Purchasers, one by the Stockholder and the other by the two persons so selected, all in accordance with the rules of the International Chamber of Commerce then in effect. In consideration of the parties' agreement to submit to arbitration disputes with regard to this Agreement, and in consideration of the anticipated expedition and minimization of expense of this arbitration remedy, each party agrees that the arbitration provisions of this Agreement shall provide it with the exclusive remedy, except for the remedy of injunctive relief provided in Section 4(a) above, and each party expressly waives any right it might have to seek redress in any other form except as provided herein. Any decision or order of the majority of arbitrators shall be binding upon the parties hereto and judgment thereon may be entered in any court having jurisdiction. The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement.

            6. Successors. The rights and obligations of IMPSAT and the Stockholder under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of IMPSAT and the Stockholder (including estates, trusts for the benefit of the Stockholder and heirs), respectively.

            7. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the matters set forth herein, and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

            8. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement, and all of which shall constitute an original for all purposes.

            9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts executed and fully performed in such state.

            10. Acknowledgments. (a) The Stockholder understands that the covenants contained herein are designed to protect IMPSAT's interests and will prohibit the Stockholder from engaging in certain competitive activities. The Stockholder acknowledges that it has carefully reviewed this Agreement and has been provided the opportunity to consult with a legal or other advisor prior to signing this Agreement.

            (b) The parties hereto acknowledge that this Agreement has been entered into in part for the benefit of the Purchasers, and this Agreement can therefore be enforced by Princes Gate or MSGEM on behalf of IMPSAT.

            11. Judgment Currency. If for purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Morgan Stanley & Co. Incorporated could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Stockholder in respect of any sum due from it to IMPSAT shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by IMPSAT of any sum adjudged to be so due in such other currency, on which (and only to the extent that) IMPSAT may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to IMPSAT hereunder, the Stockholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify IMPSAT against such loss. If the United States dollars so purchased are greater than the sum originally due to IMPSAT hereunder, IMPSAT agrees to pay to the Stockholder an aggregate amount equal to the excess of the dollars so purchased and the sum originally due to IMPSAT hereunder.

            12. Service of Process. The Stockholder (i) irrevocably appoints CT Corporation (together with any successor, the "Process Agent"), as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit, action or proceeding described in
Section 4(a), acknowledges that the Process Agent has accepted such designation and agrees that service of process upon the Process Agent, and written notice of such service to such person, by the person serving the same to the address provided for IMPSAT in the Securities Purchase Agreement, shall be deemed in every respect effective service of process upon such person in any such suit, action or proceeding and (ii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

                                                 IMPSAT CORPORATION

                                                 By:
                                                    ----------------------------
                                                     Name:
                                                                       Title:

                                                 [                     ]


                                                 By:
                                                    ----------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT Q

                            Form of Letter Agreement

                                                                  March 19, 1998

Princes Gate Investors II, L.P.
Morgan Stanley Global Emerging Markets
    Private Investment Fund, L.P.
Morgan Stanley Global Emerging Markets Private
    Investors, L.P.
PGI Investments Limited
Gregor von Opel
    and
Investor Investments AB

c/o Princes Gate Investors II, L.P.
1585 Broadway, 36th Floor
New York, NY 10036

                 Nevasa Holdings Ltd. and Corporacion IMPSA S.A.

Ladies and Gentlemen:

            This letter is being provided to you pursuant to Section 6.01(bb) of a Securities Purchase Agreement among IMPSAT Corporation, Jonesboro Financial Inc. and you dated the date hereof (the "Securities Purchase Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

            1. Representation and Warranty. Nevasa Holdings Ltd. ("Nevasa") and Corporacion IMPSA S.A. ("CORIM") each represents and warrants to each of you that all of the issued and outstanding shares of Nevasa and CORIM have been validly issued, are fully paid and nonassessable and are free of any Liens (contingent or otherwise) and that all of the equity interests (x) in Nevasa are owned by CORIM, Militello Limited ("Militello") and Rotling International Corporation ("Rotling") and (y) in CORIM are owned by Mr. Enrique Pescarmona, Mrs. Silvia Monica Pescarmona de Baldini, Mrs. Liliana Pescarmona de Mayol and Q Overseas Participations Ltd.

            2.     Negative Covenant. During the term of this Agreement, none of

Nevasa, CORIM, Militello or Rotling shall, and each of them shall cause any other person or entity owning equity interests in IMPSAT Corporation (other than (i) any such person or entity that has acquired an equity interest in IMPSAT Corporation in an Initial Public Offering (as defined in the Securityholders Agreement) or through the facilities of the New York Stock Exchange, the American Stock Exchange or NASDAQ National Market, (ii) any holder of Series A Stock or Series A Common Shares (as each such term is defined in the Securityholders Agreement) or (iii) any person or entity that together with the affiliates of such person or entity own less than 10% of the capital stock of IMPSAT Corporation) or Nevasa to agree not to, create, incur, assume or suffer to exist (in one or more transactions) any Lien or Liens (contingent or otherwise) that in the aggregate relate to more than 25% of the equity interests of IMPSAT Corporation or Nevasa or any other persons or entities owning equity interests in IMPSAT Corporation. For purposes of Sections 2 and 3 of this Agreement, in determining whether more than 25% of the equity interests of IMPSAT Corporation are subject to a Lien, any Lien on equity interests of Nevasa or any other person or entity owning equity interests in IMPSAT Corporation shall be treated as a Lien on the percentage of equity interests in IMPSAT Corporation equal to the percentage of equity interests of Nevasa or such other person or entity that are subject to such Lien multiplied by a fraction, the numerator of which is the percentage of the equity interests of IMPSAT Corporation owned by Nevasa or such other person or entity and the denominator of which is 100%.

            3. Notification. If during the term of this Agreement any persons or entities that own equity interests in (x) CORIM (or any other person or entity that owns equity interests in Nevasa) creates, incurs, assumes or suffers to exist any Lien or Liens (contingent or otherwise) (in one or more transactions) that in the aggregate relate to more than 25% of the equity interests of CORIM (or any such other person or entity), such person or entity shall within 30 days thereafter and within 30 days after the imposition of any subsequent Lien (contingent or otherwise) give written notice thereof to the Purchasers or (y) IMPSAT Corporation or Nevasa (or any other person or entity that owns equity interests in IMPSAT Corporation), creates incurs, assumes or suffers to exist any Lien or Liens (contingent or otherwise) (in one or more transactions) that in the aggregate relate to more than 5% of the equity interests of IMPSAT Corporation or Nevasa, such person or entity shall within 30 days thereafter and within 30 days after the imposition of any subsequent Lien (contingent or otherwise) give written notice thereof to the Purchasers. This paragraph 3 shall not apply to any person or entity that together with its affiliates own less than 10% of the capital stock of IMPSAT Corporation.

            4. Notices. Any notices given to any party hereunder shall be delivered to such party at its address specified in the Securities Purchase Agreement. Each such notice shall be effective (i) if given by telecopy, when such telecopy is transmitted to such party's telecopy number and the appropriate electronic confirmation is received and a copy of such notice is sent by overnight mail service or (ii) if given by certified prepaid first class mail or overnight courier, 72 hours after such communication is deposited in the mails with first class postage prepaid or given to overnight courier service, addressed as aforesaid.

            5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

            6. Jurisdiction. Each of the undersigned agrees that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in the City of New York (each a "New York court") or in the court of its corporate domicile, with respect to actions brought against that party as a defendant, and each of the undersigned hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts and to the courts of its corporate domicile, with respect to actions brought against it as defendant, in any suit, action or proceeding.

            Each of the signatories hereto (i) irrevocably appoints CT Corporation (together with any successor, the "Process Agent"), as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit, action or proceeding described in the first sentence of this Section 6, acknowledges that the Process Agent has accepted such designation and agrees that service of process upon the Process Agent, and written notice of such service to such person, by the person serving the same to the address provided for [IMPSAT Corporation] in the Securities Purchase Agreement, shall be deemed in every respect effective service of process upon such person in any such suit, action or proceeding and (ii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect.

            7. Term. This Agreement shall terminate and shall no longer be of any force or effect at the earlier of (x) ten years following the Closing Date and (y) such time as the Purchasers are not entitled to elect a director of IMPSAT Corporation.

                                       NEVASA HOLDINGS LTD.


                                       By:
                                          ----------------------------------


                                       CORPORACION IMPSA S.A.


                                       By:
                                          ----------------------------------


                                       MILITELLO LIMITED


                                       By:
                                          ----------------------------------


                                       ROTLING INTERNATIONAL CORPORATION

                                       By:
                                          ----------------------------------


                                       -------------------------------------
                                        Mr. Enrique Pescarmona


                                       -------------------------------------
                                        Mrs. Silvia Monica Pescarmona de Baldini

                                       -------------------------------------
                                        Mrs. Liliana Pescarmona de Mayol

                                       -------------------------------------
                                        Mr. Roberto Vivo Chaneton


                                       -------------------------------------
                                        Mr. Ricardo Verdaguer




                                      Q-6